                                                                      EXHIBIT 99

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The unaudited pro forma financial statements that follow are for GTE Corporation (GTE) and Bell Atlantic Corporation (Bell Atlantic) for the six-month period ended June 30, 1999 in connection with the proposed merger of GTE and Bell Atlantic. You may find unaudited pro forma statements of income for the years ended December 31, 1998, 1997 and 1996 and an unaudited pro forma balance sheet at December 31, 1998 in the GTE and Bell Atlantic joint proxy statement and prospectus filed with the Securities and Exchange Commission and dated April 13, 1999. Bell Atlantic has supplied all information contained in this Report on Form 8-K relating to Bell Atlantic and GTE has supplied all information relating to GTE.

     The following unaudited pro forma combined condensed financial statements are presented assuming that the merger of GTE and Bell Atlantic will be accounted for as a pooling of interests. Under this method of accounting, the companies are treated as if they had always been combined for accounting and financial reporting purposes. These unaudited pro forma financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes of GTE and Bell Atlantic, which are included in the companies' Annual Reports on Form 10-K for the year ended December 31, 1998 and quarterly reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999. The unaudited pro forma financial information is presented for illustration purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of the combined company.

     We prepared the following unaudited pro forma financial data by adding or combining the historical amounts of each company and adjusting the combined amounts for significant differences in accounting methods used by each company. These adjustments are described in the accompanying notes to the financial statements. We prepared the unaudited pro forma combined balance sheet by combining the balance sheets of GTE and Bell Atlantic at June 30, 1999, giving effect to the merger as if it had occurred on June 30, 1999. The unaudited pro forma combined condensed statement of income gives effect to the merger as if it had occurred at the beginning of the earliest period presented. The terms of the merger specify that each share of GTE common stock will be converted into the right to receive 1.22 shares of combined company common stock. This exchange ratio was used in computing certain of the pro forma adjustments and in computing share and per share amounts in the accompanying unaudited pro forma financial information.

     As a result of the merger, the combined company will incur direct incremental and transition costs, currently estimated at $1.6 billion to $2.0 billion, in connection with completing the transaction and integrating the operations of GTE and Bell Atlantic. These costs consist principally of systems modification costs, costs associated with the elimination and consolidation of duplicate facilities, employee severance and relocation resulting from the merger, branding, compensation arrangements, and professional and registration fees. While the exact timing, nature and amount of these costs is subject to change, we anticipate that the combined company will record a charge of approximately $375 million for direct incremental costs in the quarter in which the merger is completed. This estimated charge is comprised of the following amounts:

Direct Incremental Costs                   (Dollars in millions)
------------------------                   ---------------------
Compensation arrangements                           $206
Professional services                                 85
Shareowner-related costs                              32
Registration and other regulatory costs               27
Other costs                                           25
                                                    ----
Total                                               $375
                                                    ====

The direct incremental merger-related costs have been reflected as an increase to "Other current liabilities" (approximately $258 million) and a reduction to "Other current assets" (approximately $117 million) in the unaudited pro forma combined balance sheet as of June 30, 1999. The after-tax cost of this anticipated charge (approximately $310 million) has been reflected as a reduction in "Reinvested earnings" in the unaudited pro forma combined balance sheet as of June 30, 1999.

   Transition costs of $1.2 billion to $1.6 billion, to be incurred over the three years following the completion of the merger, are not reflected in the unaudited pro forma financial information. The transition costs are comprised of the following estimated amounts:

                                 (Dollars in millions)
                                 ---------------------
                                       Cost Range
                                 ---------------------
Transition Costs                     Low        High
--------------------------------     ---        ----
Severance and relocation          $  560      $  650
Systems integration                  375         525
Branding                             150         200
Real estate consolidation             75         125
Staff integration and training        65         125
                                  ------      ------
Total                             $1,225      $1,625
                                  ======      ======



Although the precise timing of the transition costs is uncertain, we expect that approximately one-half of these costs will be incurred in the first 12 months following the close of the merger, one-third will be incurred in the second succeeding 12-month period and the remainder will be incurred in the third succeeding 12-month period following the close of the merger.

   The unaudited pro forma financial data also does not include: (a) any of the anticipated revenue increases, or expense or capital savings resulting from the integration of the operations of GTE and Bell Atlantic; (b) any costs incurred, consideration received, or dispositions made in connection with actions that may be taken regarding certain overlapping wireless properties as a result of regulatory or contractual issues associated with the merger; or (c) any dispositions required as a result of regulatory or contractual requirements.

   On January 31, 1999, BC TELECOM, Inc., a majority-owned subsidiary of GTE, merged with TELUS Corporation to create a growth-oriented telecommunications company. The merged company is called TELUS (formerly known as BCT.TELUS Communications, Inc.). Under terms of the merger agreement, GTE's ownership interest in the merged company is approximately 27%. Accordingly, during the first quarter of 1999, GTE deconsolidated BC TELECOM and accounted for its investment in TELUS under the equity method of accounting. As a result of the transaction, GTE recorded a one-time, after-tax gain of $308 million during the first quarter of 1999. This gain was partially offset by a special charge of $119 million after-tax for employee separation programs completed in the first quarter of 1999. The charge included separation and related benefits such as outplacement and benefit continuation costs for approximately 3,000 employees.

   During 1998, GTE committed to a plan to sell some of its business operations, including GTE Government Systems, a supplier of government and defense communications systems; GTE Airfone, a provider of aircraft-passenger telecommunications, and approximately 1.6 million non-strategic telephone access lines in thirteen states.

 .    On June 22, 1999, GTE entered into an agreement with General Dynamics to sell a substantial portion of GTE Government Systems Corporation for $1.05 billion. On June 24, 1999, GTE entered into an agreement with Oak Hill Capital Partners, L.P. to sell GTE Airfone. Both sales, which are subject to normal regulatory approvals, are expected to close in 1999. The net assets of GTE Government Systems and GTE Airfone are classified as "Net assets held for sale" in the pro forma combined balance sheet. Other than the classification of these assets as held for sale, the pro forma information that follows has not been adjusted to reflect these transactions. Government Systems revenues and operating income were $732 million and $43 million, respectively, for the first six months of 1999. Revenues from GTE Airfone were $74 million for the six months ended June 30, 1999.

 .    As of August 19, 1999, GTE has entered into definitive agreements to sell
     944,035 switched access lines located in Alaska, Arizona, Arkansas, California, Iowa, Minnesota, Missouri and Wisconsin. During the remainder of 1999, GTE plans to enter into agreements to sell the remaining access lines, which are located in Illinois, Nebraska, New Mexico, Oklahoma and Texas. All sales are contingent upon final agreements and regulatory approvals, with all sales expected to close by June 30, 2000. The associated net property, plant and equipment of all GTE access lines to be sold of $1.6 billion has been reclassified as "Net assets held for sale" in the pro forma combined balance sheet. Other than the classification of these assets as held for sale, the pro forma information that follows has not been adjusted to reflect these transactions. The 1.6 million access lines represent approximately 7% of the average switched access lines that GTE had in service during 1998 and contributed approximately 4% to GTE's 1998 consolidated revenues.

     On April 5, 1999, GTE announced that it would acquire Ameritech Corporation's wireless properties in Chicago, St. Louis and central Illinois. GTE will pay $3.27 billion in cash for the properties, which will include 1.7 million subscribers and more than 11 million potential wireless customers. These properties will be 93% owned by GTE and 7% owned by Davenport Cellular Communications LLC, a company wholly-owned by Georgetown partners. This transaction is expected to be slightly dilutive to GTE's earnings per share in the first year and the dilution for the combined company on a pro forma basis would be insignificant. The pro forma information that follows has not been adjusted to reflect this transaction. On a pro forma basis, the annual revenues and operating income for the properties to be acquired represent approximately 3% and 2% of 1998 consolidated revenues and operating income for GTE and the combined company, respectively. The timing of the purchase is dependent on the closing of the SBC Communications Inc. merger with Ameritech Corporation, which is expected during the second half of 1999. This purchase will be financed by the above-mentioned sales of non-strategic assets by GTE, which are expected to generate after-tax proceeds aggregating in excess of $4 billion.

     On July 27, 1999, Bell Atlantic's Board of Directors approved an agreement with Cable & Wireless plc (Cable & Wireless), NTL Incorporated (NTL) and Cable & Wireless Communications plc (CWC) for the proposed restructuring of CWC. The completion of the restructuring is subject to a number of conditions. Under the terms of the agreement, CWC's consumer cable telephone, television and Internet operations would be separated from its corporate, business, Internet protocol and wholesale operations. The consumer operations would be acquired by NTL and the remainder by Cable & Wireless. In exchange for Bell Atlantic's 18.6% interest in CWC, they would receive shares in the two acquiring companies, representing approximately 11.2% of NTL and approximately 4.7% of Cable & Wireless. Upon completion of the restructuring, Bell Atlantic's previously issued $3,180 million in CWC exchangeable notes would be exchangeable on and after July 1, 2002 for shares in NTL and Cable & Wireless in proportion to that received in the restructuring. Upon exchange by investors, Bell Atlantic retains the option to settle in cash or by delivery of the Cable & Wireless and NTL shares. Upon completion of the restructuring, Bell Atlantic expects this transaction to result in a material non-cash gain. The transaction also may cause the exchangeable notes to be marked-to-market, resulting in a charge to income. The pro forma information that follows has not been adjusted to reflect this transaction.

     On August 3, 1999, Bell Atlantic and Vodafone AirTouch Plc announced an agreement to restructure their ownership interests in PrimeCo Personal Communications, L.P. (PrimeCo), a partnership that was formed by Bell Atlantic and Vodafone AirTouch in 1994 and provides personal communications services in major cities across the United States. Under the terms of the agreement, Bell Atlantic will assume ownership of PrimeCo operations in five "major trading areas" (MTAs)-Richmond, VA, New Orleans, LA and the Florida markets in Jacksonville, Tampa and Miami. Vodafone AirTouch will take over operations in five MTAs-Chicago, IL, Milwaukee, WI and the Texas markets of Dallas, San Antonio and Houston. Bell Atlantic expects to complete the allocation of the PrimeCo markets in the fourth quarter of 1999 or in the first quarter of 2000. Under a consent decree with the Department of Justice in connection with the merger, Bell Atlantic and GTE are required to divest of overlapping wireless properties that both companies own or will own in various geographic areas. The division of the PrimeCo markets is a significant step toward meeting these conditions. Upon settlement, Bell Atlantic expects this transaction to result in a material non-cash gain. The pro forma information that follows has not been adjusted to reflect this transaction.

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

           Cautionary Statement Regarding Forward-Looking Statements
           ---------------------------------------------------------

     This pro forma financial information contains forward-looking statements. For each of these statements, GTE claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. If future events and actual performance differ materially from GTE's assumptions, actual results could vary significantly from the performance projected in these forward-looking statements.

     The following important factors could affect the future results of GTE, and could cause these results to differ materially from those expressed in this proforma financial information: materially adverse changes in economic conditions; material changes in available technology; the final resolution of certain federal, state and local regulatory initiatives and proceedings pertaining to, among other matters, the terms of interconnection, access charges, universal service, unbundled network elements and resale rates; the effects of competition in GTE's markets; the success of GTE's efforts in achieving Year 2000 compliance; and the success of GTE's efforts to expand its service capability in the data communication, long-distance and enhanced services segments of the telecommunications marketplace and to provide a bundle of products and services both in and outside of its traditional service territories.

     GTE's Report on Form 10-Q for the quarter ended June 30, 1999 discusses in greater detail the important factors that could cause its actual results to differ materially.

                               COMBINED COMPANY
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 June 30, 1999
                                  (Unaudited)




                                                              Historical  Historical      Pro Forma        Pro Forma
(Dollars in Millions)                                      Bell Atlantic         GTE    Adjustments         Combined
----------------------------------------------------------------------------------------------------------------------
 Assets
  Current assets
   Cash and temporary cash investments                           $   512     $   473       $                $    985
   Receivables, net                                                6,722       4,399                          11,121
   Net assets held for sale                                          ---       1,817                           1,817
   Other current assets                                            1,504       1,238          (117)  (3b)
                                                                                                65   (3e)      2,690
                                                           ---------------------------------------------------------
                                                                   8,738       7,927           (52)           16,613
                                                           ---------------------------------------------------------
Plant, property and equipment, net                                37,786      21,932          (184)  (3d)     59,534

Investments in unconsolidated businesses                           5,929       3,813                           9,742

Other assets                                                       5,420      10,092                          15,512
                                                           ---------------------------------------------------------
Total assets                                                     $57,873     $43,764       $  (236)         $101,401
                                                           =========================================================

Liabilities and Shareowners' Investment
Current liabilities
   Debt maturing within one year                                 $ 3,558     $ 4,599       $                $  8,157
   Accounts payable and accrued liabilities                        5,955       4,748                          10,703
   Other current liabilities                                       1,479         904           258   (3b)      2,641
                                                           ---------------------------------------------------------
                                                                  10,992      10,251           258            21,501
                                                           ---------------------------------------------------------
Long-term debt                                                    17,381      14,297                          31,678
                                                           ---------------------------------------------------------
Employee benefit obligations                                       9,962       4,259                          14,221
                                                           ---------------------------------------------------------
Deferred credits and other liabilities                             4,606       4,896           (70)  (3e)      9,432
                                                           ---------------------------------------------------------

Shareowners' investment
   Common stock (2,767,315,652 shares)                               158          50            69   (3a)        277
   Contributed capital                                            13,444       8,301        (1,011)  (3a)     20,734
   Reinvested earnings                                             2,294       3,489          (310)  (3b)
                                                                                              (114)  (3d)      5,359
   Accumulated other comprehensive income (loss)                     160        (356)                           (196)
                                                           ---------------------------------------------------------
                                                                  16,056      11,484        (1,366)           26,174
   Less common stock in treasury, at cost                            631         942          (942)  (3a)        631
   Less deferred compensation - employee
     stock ownership plans                                           493         481                             974
                                                           ---------------------------------------------------------
Total shareowners' investment                                     14,932      10,061          (424)           24,569
                                                           ---------------------------------------------------------
Total liabilities and shareowners' investment                    $57,873     $43,764       $  (236)         $101,401
                                                           =========================================================


See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                                COMBINED COMPANY
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     For the Six Months ended June 30, 1999
                                  (Unaudited)


                                                                   Historical     Historical       Pro Forma      Pro Forma
(Dollars in Millions, Except Per Share Amounts)                  Bell Atlantic       GTE          Adjustments      Combined
----------------------------------------------------------------------------------------------------------------------------
Operating revenues                                                     $16,262     $12,167                         $28,429
Operating expenses                                                      12,037       9,024          $(18)  (3d)     21,043
                                                                 ---------------------------------------------------------
Operating income                                                         4,225       3,143            18             7,386

Income from unconsolidated businesses                                       71         198                             269

Other income and (expense), net                                             23         (44)                            (21)

Interest expense                                                           630         645                           1,275

Provision for income taxes                                               1,374         964             7   (3e)      2,345
                                                                 ---------------------------------------------------------
Income from continuing operations                                      $ 2,315     $ 1,688          $ 11           $ 4,014
                                                                 =========================================================


Basic Earnings Per Common Share
Income from continuing operations per common share                     $  1.50     $  1.74                         $  1.47
                                                                 ---------------------------------------------------------
Weighted-average shares outstanding (in millions)                        1,553         971           214   (3c)      2,738
                                                                 ---------------------------------------------------------

Diluted Earnings Per Common Share
Income from continuing operations per common share                     $  1.47     $  1.73                         $  1.45
                                                                 ---------------------------------------------------------
Weighted-average shares - diluted (in millions)                          1,582         978           214   (3c)      2,774
                                                                 ---------------------------------------------------------

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

     Notes to Unaudited Pro Forma Combined Condensed Financial Statements


Note 1 - Reclassifications

Reclassifications have been made to the historical financial statements to conform to the presentation expected to be used by the combined company.

Note 2 - Exchange Ratio

The terms of the merger agreement specify that each outstanding share of GTE common stock will be converted into 1.22 shares of combined company common stock. This exchange ratio was used in computing share and per share amounts in the accompanying pro forma financial information.

Note 3 - Pro Forma Adjustments

(a) A pro forma adjustment has been made to reflect the issuance of 1,191 million shares of combined company common stock in exchange for all outstanding shares of GTE common stock as per the exchange ratio stated in
     Note 2, above. The adjustment also reflects the cancellation of shares of GTE treasury stock, but does not reflect the impact of fractional shares.

(b) A pro forma adjustment has been made to reflect direct incremental merger-related costs. Amounts anticipated to be incurred (approximately $258 million) have been shown as an increase to "Other current liabilities." Amounts incurred through June 30, 1999 by GTE and Bell Atlantic (approximately $117 million) have been shown as a reduction to "Other current assets." The after-tax cost of this anticipated charge (approximately $310 million) has been reflected as a reduction in "Reinvested earnings." See "Unaudited Pro Forma Combined Condensed Financial Statements" for more information related to merger-related costs.

(c) Pro forma adjustments have been made to the number of weighted average shares outstanding used in the calculation of basic and diluted earnings per share. The number of weighted average shares outstanding reflects the conversion of shares and share equivalents of GTE common stock into combined company common stock in accordance with the merger agreement.

(d) Pro forma adjustments have been made to conform GTE's accounting policies for certain computer software costs to Bell Atlantic's policies.

(e) Pro forma adjustments have been made for the estimated tax effects of the adjustments discussed in (b) and (d) above.

(f) There are no significant intercompany transactions between GTE and Bell Atlantic.


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